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                                                                 EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Annual Report on Form 10-K under the Securities Exchange Act of 1934 of SBM Certificate Company for the year ended December 31, 1995 of our reports dated March 29, 1995 and February 18, 1994 and contained in Registration Statement No. 33-38066 of SBM Certificate Company on Form S-1 under the Securities Act of 1933 insofar as such reports relate to the financial statement schedules of SBM Certificate Company for the two years ended December 31, 1994.


/s/ Deloitte & Touche, LLP
Minneapolis, Minnesota
February 26, 1996

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